Exhibit 99.1

AMERI100 reports POSITIve adjusted EBITDA
FOR The Second quarter of 2018

– Achieves Profitability Goals on Improved Revenue Mix and Cost Reduction Initiatives –

ATLANTA, GA., August 14, 2018 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri100” or the “Company”), a specialized SAP® cloud, digital and enterprise services company, today reported its unaudited financial results for the three months and six months ended June 30, 2018.

Second Quarter 2018 vs. Second Quarter 2017

•	Revenue of $11.1 million compared to $12.3 million;
•	Gross profit of $2.4 million compared to $2.3 million;
•	Gross margin of 21.6% compared to 19.0%;
•	GAAP net (loss) of $(1.4) million compared to $(3.8) million;
•	(Loss) per share of $(0.07) compared to $(0.26); and
•	Adjusted EBITDA was $141,000 compared to $(603,000).

First Half of 2018 vs. First Half of 2017

•	Revenue of $22.1 million compared to $24.6 million;
•	Gross profit of $4.7 million compared to $5.6 million;
•	Gross margin of 21.4% compared to 22.9%;
•	GAAP net (loss) of $(3.5) million compared to $(5.0) million;
•	(Loss) per share of $(0.19) compared to $(0.35); and
•	Adjusted EBITDA was $30,000 compared to $231,000.

“Our second quarter results reflect solid solutions sales and operational execution that takes us across a critical threshold of achieving positive Adjusted EBITDA for both the quarter and for the first half of the year in-line with our profitability guidance,” stated Brent Kelton, Chief Executive Officer at Ameri100. “Gross margins increased by approximately 250 basis points year-over-year on lower revenue as we are deliberately shifting our sales towards high-margin solutions sales and de-emphasizing low-margin professional services revenue. As an example, during the quarter we secured wins in high-growth, high demand segments of the SAP services market, including our first healthcare sector win.

“Operationally, we reduced costs by approximately 25% as we continued to restructure and streamline our acquired entities in the quarter. Subsequent to the close of the quarter, we moved to deleverage our balance sheet and support our working capital needs through a private placement that gives us greater operational and financial flexibility with which to pursue solution sales growth.”

Concluded Mr. Kelton, “Looking ahead to the second-half of the fiscal year, with a more efficient cost structure, a services offering aligned with high growth segments of the SAP services market and a robust sales pipeline, we have a strong foundation for organic growth. With SAP migrations serving as a tailwind, and with a scalable platform and clean balance sheet, we are actively building a stable of target M&A opportunities to build scale in the fragmented SAP business services market and better realize the earnings power of our business model.”

Updated Fiscal 2018 Financial Outlook

Based on 2018 second quarter and first half results and assuming a continued mix shift in favor of higher-margin solution sales, the Company now expects:

•	Revenues to be comparable with fiscal 2017; and
•	Positive adjusted EBITDA for fiscal 2018.

Conference Call
Management will host a conference call today, Tuesday, August 14, 2018, at 8:30 a.m. ET (New York time) to discuss the Company’s results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 1-877-270-2148 or 1-412-902-6510. Please call in 10 minutes before the conference call is scheduled to begin. The conference call will also be broadcast live over the Internet. To listen to the live webcast of the call, please go to the Events section of the Ameri100 corporate website. If you are unable to listen live, the call will be archived and can be accessed for a period of one year through the ‘Events’ link provided above.

About Ameri100

Ameri100 is a specialized SAP® cloud, digital and enterprise services company which provides SAP® services to customers worldwide. Headquartered in Atlanta, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com.

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's reports on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles ("GAAP"), information containing non-GAAP financial measures for the Company are disclosed in this press release. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers.

In this press release, the Company presents the non-GAAP financial measure "adjusted EBITDA." Company management uses this non-GAAP financial measures to evaluate the Company's performance. As the Company's core business is providing information technology services and products, Company management finds it useful to use "adjusted EBITDA", which does not include interest, taxes, depreciation, amortization, preferred stock dividends, stock-based compensation expenses, acquisition related expenses, restructuring expenses and changes in estimates related to acquisitions. While we may have these types of items and charges in the future, Company management believes that they are not reflective of the day- to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, and that may obscure the trends and financial performance of the Company's core business. Company management believes the exclusion of the items described above from "adjusted EBITDA" is a very common measure utilized in the investment community and it helps Company management benchmark its operations and results with the industry.

The limitation associated with using these non-GAAP financial measures is that these measures exclude items that impact the Company's current period operating results. This limitation is best addressed by using these non-GAAP financial measures in combination with "net income (loss)", and "net income (loss) per diluted share" (the most comparable GAAP measures) because these non-GAAP financial measures do not reflect items that impact current period operating results and may be higher or lower than the most comparable GAAP measure.

Corporate Contact:

Viraj Patel, Chief Financial Officer

IR@ameri100.com

Investor Relations Contact:

Sanjay M. Hurry

LHA Investor Relations

(212) 838-3777

IR@ameri100.com

– Financial Tables Follow –

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	June 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$915,114	$4,882,084
Accounts receivable	7,936,573	8,838,453
Other current assets	751,717	924,266
Total current assets	9,603,404	14,644,803
Other assets:
Intangible assets, net	7,878,609	9,469,703
Goodwill	21,898,323	21,898,323
Other assets	6,161,271	6,183,799
Total other assets	35,938,203	37,551,825
Total assets	$45,541,607	$52,196,628

Liabilities
Current liabilities:
Line of credit	$2,342,960	$4,053,318
Accounts payable & accrued expenses	7,051,356	7,907,533
Bank term loan	406,249	749,551
Dividend Payable	661,553	—
Consideration payable – cash	3,328,328	5,509,427
Consideration payable – equity	11,271,000	12,148,053
Total current liabilities	25,061,446	30,367,882
Long- term Liabilities:
Convertible notes	1,250,000	1,250,000
Bank term loan	926,899	1,130,563
Total long-term liabilities	2,176,899	2,380,563
Total liabilities	27,238,345	32,748,445

Stockholders' equity:
Stockholders’ equity	18,303,262	19,448,183
Total liabilities and stockholders' equity	$45,541,607	$52,196,628

AMERI HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017

Revenue	$11,075,840	$12,268,259	$22,138,850	$24,609,186
Cost of revenue	8,686,841	9,935,468	17,406,966	18,975,045
Gross profit	2,388,999	2,332,791	4,731,884	5,634,141
Operating expenses
Selling, general and administration	2,524,588	4,840,272	5,403,530	7,873,727
Depreciation and amortization	809,282	825,657	1,630,018	1,514,757
Acquisition related expenses	—	175,136	10,000	384,480
Operating expenses	3,333,870	5,841,065	7,043,548	9,772,964
Operating (loss)	(944,871)	(3,508,274)	(2,311,664)	(4,138,823)
Interest expenses	(182,521)	(164,343)	(393,680)	(255,149)
Changes in estimates	(134,619)	400,000	(134,619)	400,000
Others, net	1,790	8,624	7,989	4,475
(Loss) before income taxes	(1,260,221)	(3,263,993)	(2,831,974)	(3,989,497)
Tax benefit/(provision)	—	—	—	—
(Loss) after income taxes	(1,260,221)	(3,263,993)	(2,831,974)	(3,989,497)
Net (loss) attributable to non-controlling interest	—	(15,388)	—	(11,872)
Net (loss) attributable to the Company	(1,260,221)	(3,279,381)	(2,831,974)	(4,001,369)
Dividend on preferred stock	(104,136)	(504,826)	(661,553)	(1,004,791)
Net (loss) attributable to common stockholders	$(1,364,357)	$(3,784,207)	$(3,493,527)	$(5,006,160)

Basic (loss) per share	$(0.07)	$(0.26)	$(0.19)	$(0.35)
Diluted (loss) per share	$(0.07)	$(0.26)	$(0.19)	$(0.35)

Basic weighted average number of common shares outstanding	18,790,998	14,610,609	18,678,224	14,352,573
Diluted weighted average number of common shares outstanding	18,790,998	14,610,609	18,678,224	14,352,573

AMERI HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO EBITDA & ADJUSTED EBITDA

EBITDA and Adjusted EBITDA Calculation
	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net (loss) attributable to the common stockholders:	$(1,364,357)	$(3,784,207)	$(3,493,527)	$(5,006,160)
Dividend on preferred stock	104,136	504,826	661,553	1,004,791
Interest expense and other, net	180,731	155,719	385,691	250,674
Depreciation and amortization	809,282	825,657	1,630,018	1,514,757
Earnings before interest, tax, depreciation and amortization (EBITDA)	(270,208)	(2,298,005)	(816,265)	(2,235,938)
Stock based compensation expense	276,955	1,904,552	574,769	2,470,979
Acquisition related expenses	—	175,136	10,000	384,480
Changes in estimates	134,619	(400,000)	134,619	(400,000)
Restructuring expenses	—	—	127,100	—
Non-controlling Interest	—	15,388	—	11,872
Adjusted EBITDA profit (loss)	$141,366	$(602,929)	$30,223	$231,393